UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: March 31, 2006 Estimated average burden hours per response. . 28.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 6, 2006

155 East Tropicana, LLC 155 East Tropicana Finance Corp.
(Exact name of registrant as specified in its charter)

Nevada Nevada	333-124924 333-124924	20-1363044 20-2546581
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

115 East Tropicana Avenue, Las Vegas, NV		89109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(702) 597-6076

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS.

Item 1.01                                             Entry into a Material Definitive Agreement.

On June 6, 2006, 155 East Tropicana, LLC and 155 East Tropicana Finance Corp. (collectively, the “Company”) entered into an Amendment Number Two to Credit Agreement (the “Amendment”) with Wells Fargo Foothills, Inc. (the “Lender”), amending the Credit Agreement dated as of March 29, 2005, as amended by that certain Amendment No. 1 to Credit Agreement dated January 20, 2006 (the “Credit Agreement”).

The Amendment changed the Credit Agreement, primarily, by (i) removing the borrowing base concept, which limited the amount that could be borrowed under the Credit Agreement, (ii) modifying the definition of EBITDA, allowing for the add back of all pre-opening costs and removing the previous $6 million cap, and (iii) amending the financial covenant requirements to alter the applicable periods when the Company must meet certain minimum EBITDA levels and maximum senior leverage ratios, making it easier in the near term for the Company to satisfy those financial covenants.

Further details are disclosed in the Amendment attached as Exhibit 10.1 to this report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01                                             Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 10.1 – Amendment Number Two to Credit Agreement dated June 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

155 EAST TROPICANA, LLC
(Registrant)

	By:	/s/ Deborah J. Pierce
Date: June 6, 2006		Deborah J. Pierce
	Its:	Chief Financial Officer

155 EAST TROPICANA FINANCE CORP.
(Registrant)

	By:	/s/ Deborah J. Pierce
Date: June 6, 2006		Deborah J. Pierce
	Its:	Chief Financial Officer